Exhibit 99.1

PHH Corporation Announces Third Quarter 2015 Results

3Q15 Highlights:

•                  Net loss attributable to PHH Corporation of $50 million or $0.84 per basic share, which includes a $44 million pre-tax provision for legal and regulatory reserves.

•                  Our Board of Directors has extended the authorization for up to $250 million in open market share repurchases through December 31, 2016.  We intend to commence up to $100 million of open market share repurchases effective at the next available securities purchase window.

•                  Realized $28 million of operating benefits in 3Q15 compared to 3Q14 from our re-engineering activities, representing approximately 50% of our target annualized operating benefits.  Invested $17 million of operating expenses and $7 million of capital expenses in our re-engineering efforts and evaluation of select growth opportunities.

•                  Mortgage applications totaled $12.2 billion, a 7% increase from $11.4 billion in 3Q14.  Interest rate lock commitments (“IRLCs”) expected to close totaled $1.7 billion, a 6% decrease from $1.8 billion in 3Q14.

•                  Total closings totaled $10.3 billion, a 5% increase from $9.9 billion in 3Q14.  Refinance closings totaled $4.4 billion, a 13% increase from $3.9 billion in 3Q14.  Total loan margin was 319 bps, a 41 bps increase from 278 bps in 3Q14.

Mount Laurel, NJ - November 4, 2015 - PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced financial results for the quarter ended September 30, 2015.

For the quarter ended September 30, 2015, the Company reported Net loss attributable to PHH Corporation of $50 million or $0.84 per basic share.  Net loss from continuing operations attributable to PHH Corporation for the quarter ended September 30, 2014, was $88 million or $1.64 per basic share.

For the quarter ended September 30, 2015, core loss (after-tax)* and core loss per share*, which exclude a $22 million pre-tax unfavorable market-related mortgage servicing rights (“MSR”) fair value adjustment, net of derivative gains related to MSRs, were $36 million and $0.61, respectively.

Tangible book value per share* was $24.18 at September 30, 2015, down 20% from $30.21 at December 31, 2014.

Notable items in each respective period included the following:

	Three Months Ended September 30,
	2015		2014
	Pre-Tax	Post-Tax	Pre-Tax	Post-Tax
($ in millions)	$	Per Share	$	Per Share
Legal and regulatory reserves	$(44)	$(0.45)	$(22)	$(0.24)
Re-engineering investments	(16)	(0.17)	—	—
Growth investments	(1)	(0.01)	—	—
Early debt retirement	—	—	(24)	(0.26)
Severance	—	—	(7)	(0.09)

In addition to the notable items presented above, our results include expenses associated with the sale and separation of our Fleet business, net of transition services revenue, which for the three and nine months ended September 30, 2015 were $1 million and $14 million, respectively, and $2 million for both the three and nine months ended September 30, 2014.

Glen A. Messina, president and CEO of PHH Corporation, said, “We have spent extensive time during the third quarter to gain additional insight into our outstanding regulatory matters and to refine the expected capital requirements associated with these regulatory matters, as well as our inorganic growth and servicing portfolio re-balancing initiatives.  As a result, our Board of Directors has extended the authorization for the Share Repurchase Program through December 31, 2016 and we expect to commence up to $100 million in open market share repurchases effective at our next available securities purchase window.  We continue to realize the benefits of our re-engineering activities, as our Core loss before notable items narrowed during the third quarter of 2015 as compared to the prior quarter.  Looking forward to 2016, we expect to be breakeven to modestly profitable for the full year 2016, on the same basis, assuming market and interest conditions materialize as expected and the successful execution of our strategic initiatives.”

Messina added, “We are resolute in our commitment to executing a capital deployment framework to achieve our long-term return objectives.  The current dynamics in the mortgage industry reinforce the need to meaningfully increase scale in both our production and servicing segments to achieve sustained profitability.  We are making the necessary investments in our business that we believe will generate shareholder value, and we look forward to continuing to respond to the challenges and opportunities that lie ahead for our business.”

Summary Consolidated Results

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues	$169	$152	$667	$459
Loss from continuing operations before income taxes	(87)	(129)	(130)	(243)
Net loss from continuing operations attributable to PHH Corporation	(50)	(88)	(91)	(159)
Net (loss) income attributable to PHH Corporation	(50)	215	(91)	114

Loss per share from continuing operations — basic & diluted	$(0.84)	$(1.64)	$(1.68)	$(2.83)
Weighted-average common shares outstanding — basic & diluted	59.831	53.781	54.078	56.307

Non-GAAP Results*
Core loss (pre-tax)	$(68)	$(92)	$(204)	$(177)
Core loss (after-tax)	(36)	(64)	(129)	(116)

Core loss per share	$(0.61)	$(1.19)	$(2.39)	$(2.06)

Adjusted cash flow	$26	$1,104	$(34)	$940

* Non-GAAP Financial Measures

Non-GAAP financial measures for all periods presented reflect the continuing operations of the Company and exclude the results of the Fleet business and amounts related to the disposition of the business.  Core earnings or loss (pre-tax), core earnings or loss (after-tax), core earnings or loss per share, adjusted cash flow, tangible book value and tangible book value per share are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP).  See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description of these and certain other Non-GAAP financial measures and reconciliations of such Non-GAAP financial measures to their most directly comparable GAAP financial measures as required by Regulation G.

Mortgage Production

Mortgage Production Segment Results

Mortgage Production segment loss in the third quarter of 2015 was $10 million, compared to a segment profit of $3 million in the second quarter of 2015 and a segment loss of $28 million in the third quarter of 2014.  The $13 million unfavorable change in segment results during the third quarter of 2015 compared to the second quarter of 2015 was due to a $25 million decrease in Net revenues that was partially offset by a $9 million decrease in Total expenses.  The decline in Total revenues was due to a $17 million decrease in Gain on loans held for sale, net driven a 20% decline in IRLCs expected to close and a $12 million decrease in Origination and other loan fees driven by a 13% decline in the number of retail closing units that was partially offset by a $4 million improvement in Net interest income resulting from a reduction in our unsecured debt.  These decreases in Net revenues were partially offset by a $9 million decrease in Total expenses primarily related to lower closing volume.  The $18 million improvement in segment results in the third quarter of 2015 compared to the third quarter of 2014 was due to a $17 million increase in Total revenue primarily driven by an $8 million improvement in Unsecured interest expense and $7 million of operating benefits from amendments to our private label agreements.

Mortgage Production Statistics

Total third quarter 2015 mortgage closings were $10.3 billion, down 14% from the second quarter of 2015 and up 5% from the third quarter of 2014.   The decrease in total closing compared to the second quarter of 2015 was primarily attributable to the short-term decrease in interest rates during the early part of 2015 that led to a brief increase in refinance application volumes.  The increase in total closings compared to the third quarter of 2014 was primarily driven by a 13% increase in refinance closings from lower relative interest rates.

Fee-based closings as a percentage of total closings continued to remain high in the third quarter of 2015, representing 66% of total closings, the same level as the second quarter of 2015 and increasing from 65% of total closings in the third quarter of 2014.  Our Mortgage production results reflect the progress we have made to realize operating benefits from amendments to our private label agreements; however, the higher mix of fee-based closings has adversely impacted profitability since the revenue per loan on fee-based closings is generally lower than saleable closings.

IRLCs expected to close of $1.7 billion in the third quarter of 2015 decreased 20% from the second quarter of 2015 and 6% from the third quarter of 2014.  Total loan margin on IRLCs expected to close for the third quarter of 2015 was 319 bps, a 20 bps increase from the second quarter of 2015 and a 41 bps increase from the third quarter of 2014.  The increase in total loan margin from the second quarter of 2015 is consistent with a lower relative interest rate environment as loan margins tend to widen in periods of declining interest rates as industry participants attempt to balance origination volume with operational capacity.

Mortgage Servicing

Mortgage Servicing Segment Results

Mortgage Servicing segment loss in the third quarter of 2015 was $77 million, compared to a segment loss of $46 million and $71 million in the second quarter of 2015 and third quarter of 2014, respectively.  We continued to incur higher provisions for legal and regulatory matters as our segment results include provisions of $44 million, $34 million and $20 million for the third quarter of 2015, second quarter of 2015 and third quarter of 2014, respectively.  In addition, during the third quarter of 2015, we recorded $22 million of unfavorable market-related fair value adjustment to our MSRs, net of related derivatives compared to favorable adjustments of $20 million in the second quarter of 2015.  The $22 million unfavorable market-related fair value adjustment for the third quarter of 2015 was primarily attributable a decrease in mortgage interest rates.  Total expenses were down $9 million from the second quarter of 2015, due to lower delinquent servicing expenses and loss provisions that were partially offset by higher provisions for legal and regulatory matters.  Total expenses were up $12 million compared to the third quarter of 2014 driven by higher provisions for legal and regulatory matters that was partially offset by decreases in Professional and third-party service fees and Repurchase and foreclosure-related charges.

Mortgage Servicing Statistics

At September 30, 2015, the unpaid principal balance (“UPB”) of our capitalized servicing portfolio was $101.8 billion, down 10% from December 31, 2014, and 15% from September 30, 2014.  Our capitalized servicing portfolio continues to decline as payoffs, curtailments and sales have exceeded additions from new loan production.  During the third quarter of 2015, we continued to execute sales of newly-created MSRs for which we retain the right to subservice the underlying loans.

At September 30, 2015, the UPB of our total loan servicing portfolio was $226.9 billion, which was nearly unchanged from both December 31, 2014 and September 30, 2014.  Activity in our total loan servicing portfolio since the end of 2014 reflects the declines in our capitalized servicing portfolio and a sale of a delinquent GNMA portfolio which transferred in the first quarter of 2015, that was partially offset by an increase in our subservicing UPB driven by fee-based closings and sales of newly-created MSRs.

Mortgage Servicing Rights

At September 30, 2015, the book value of our MSR was $927 million, representing a 91 bps capitalized servicing rate.  The MSR book value and capitalized servicing rate at December 31, 2014 was $1.0 billion and 89 bps of the capitalized loan servicing portfolio.  The MSR book value at September 30, 2014 was $1.1 billion, representing a 93 bps capitalized servicing rate.  During the third quarter of 2015, there was a $72 million decrease from market-related fair value adjustments, a $43 million decrease related to prepayments and the receipt of recurring cash flows and a $10 million decrease from MSR sales that was partially offset by $32 million in MSR book value that was added from loans sold.

Liquidity Update

Liquidity at September 30, 2015 included $881 million in unrestricted Cash and cash equivalents, excluding cash held in variable interest entities.  As of September 30, 2015, we had $615 million total principal of unsecured debt outstanding with our next maturity date in September 2019.

Open Market Share Repurchases

We intend to commence open market share repurchases of up to $100 million dollars effective upon the next available securities purchase window. The execution of share repurchases is subject to market and business conditions and the trading price of our common stock. In addition, our Board of Directors has extended its prior authorization for up to $250 million in open market share repurchases from March 31 to December 31, 2016. In considering the implementation of open market share repurchases in excess of $100 million, we will closely monitor regulatory developments and evaluate our overall capital structure, liquidity position and the nature of other potential uses of cash, including investments in growth.

Conference Call/Webcast

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 5, 2015, to discuss its third quarter 2015 results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 218-8088 or (913) 312-6690 and using the conference ID 6947173 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations page of PHH’s website at www.phh.com under webcasts and presentations.

An investor presentation with an appendix of supplemental schedules will accompany the conference call and be available by visiting the Investor Relations page of PHH’s website at www.phh.com on Thursday, November 5, 2015, prior to the start of the conference call.

A replay will be available beginning shortly after the end of the call through November 20, 2015, by dialing (888) 203-1112 or (719) 457-0820 and using conference ID 6947173, or by visiting the Investor Relations page of PHH’s website at www.phh.com.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage.  Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States.  PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers.  For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors	Media
Rob Crowl	Dico Akseraylian
robert.crowl@phh.com	dico.akseraylian@phh.com
856-917-7118	856-917-0066

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Origination and other loan fees	$75	$64	$220	$170
Gain on loans held for sale, net	69	69	237	200
Net loan servicing income:
Loan servicing income	94	110	298	335
Change in fair value of mortgage servicing rights	(115)	(84)	(123)	(215)
Net derivative gain related to mortgage servicing rights	50	—	54	26
Net loan servicing income	29	26	229	146
Net interest expense:
Interest income	13	13	35	33
Secured interest expense	(9)	(9)	(27)	(27)
Unsecured interest expense	(11)	(22)	(44)	(77)
Net interest expense	(7)	(18)	(36)	(71)
Other income	3	11	17	14
Net revenues	169	152	667	459
EXPENSES
Salaries and related expenses	79	98	251	278
Commissions	19	22	65	58
Loan origination expenses	23	22	72	64
Foreclosure and repossession expenses	11	14	41	42
Professional and third-party service fees	39	33	126	89
Technology equipment and software expenses	9	10	28	27
Occupancy and other office expenses	15	12	39	37
Depreciation and amortization	4	6	13	18
Other operating expenses	57	64	162	89
Total expenses	256	281	797	702
Loss from continuing operations before income taxes	(87)	(129)	(130)	(243)
Income tax benefit	(40)	(44)	(50)	(89)
Loss from continuing operations, net of tax	(47)	(85)	(80)	(154)
Income from discontinued operations, net of tax	—	303	—	273
Net (loss) income	(47)	218	(80)	119
Less: net income attributable to noncontrolling interest	3	3	11	5
Net (loss) income attributable to PHH Corporation	$(50)	$215	$(91)	$114

Basic (loss) earnings per share:
From continuing operations	$(0.84)	$(1.64)	$(1.68)	$(2.83)
From discontinued operations	—	5.64	—	4.86
Total attributable to PHH Corporation	$(0.84)	$4.00	$(1.68)	$2.03
Diluted (loss) earnings per share:
From continuing operations	$(0.84)	$(1.64)	$(1.68)	$(2.83)
From discontinued operations	—	5.64	—	4.86
Total attributable to PHH Corporation	$(0.84)	$4.00	$(1.68)	$2.03

PHH CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$982	$1,259
Restricted cash	43	56
Mortgage loans held for sale	783	915
Accounts receivable, net	88	123
Servicing advances, net	743	694
Mortgage servicing rights	927	1,005
Property and equipment, net	46	36
Other assets	253	208
Total assets	$3,865	$4,296

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$228	$244
Subservicing advance liabilities	361	347
Debt	1,390	1,739
Deferred taxes	199	262
Loan repurchase and indemnification liability	66	63
Other liabilities	142	70
Total liabilities	2,386	2,725
Commitments and contingencies	—	—

Total PHH Corporation stockholders’ equity	1,447	1,545
Noncontrolling interest	32	26
Total equity	1,479	1,571
Total liabilities and equity	$3,865	$4,296

Segment Results

(In millions)

	Third Quarter 2015				Third Quarter 2014
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$75	$—	$—	$75	$64
Gain on loans held for sale, net	69	—	—	69	69
Loan servicing income	—	94	—	94	110
MSR fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(43)	—	(43)	(44)
Market-related	—	(72)	—	(72)	(40)
Net derivative gain related to MSRs	—	50	—	50	—
Net interest expense:
Interest income	12	1	—	13	13
Secured interest expense	(7)	(2)	—	(9)	(9)
Unsecured interest expense	(3)	(8)	—	(11)	(22)
Other income	3	—	—	3	11
Net revenues	149	20	—	169	152

Salaries and related expenses	52	14	13	79	98
Commissions	19	—	—	19	22
Loan origination expenses	23	—	—	23	22
Foreclosure and repossession expenses	—	11	—	11	14
Professional and third-party service fees	9	5	25	39	33
Technology equipment and software expenses	1	4	4	9	10
Occupancy and other office expenses	10	5	—	15	12
Depreciation and amortization	3	—	1	4	6
Other operating expenses:
Repurchase and foreclosure-related charges	—	(1)	—	(1)	3
Overhead Allocation - IT	20	7	(27)	—	—
Overhead Allocation - Other	12	4	(16)	—	—
Other	7	48	3	58	61
Total expenses	156	97	3	256	281
Loss from continuing operations before income taxes	(7)	(77)	(3)	$(87)	$(129)
Less: net income attributable to noncontrolling interest	3	—	—
Segment loss	$(10)	$(77)	$(3)

Segment Results

(In millions)

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$220	$—	$—	$220	$170
Gain on loans held for sale, net	237	—	—	237	200
Loan servicing income	—	298	—	298	335
MSR fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(132)	—	(132)	(118)
Market-related	—	9	—	9	(97)
Net derivative gain related to MSRs	—	54	—	54	26
Net interest expense:
Interest income	32	3	—	35	33
Secured interest expense	(19)	(8)	—	(27)	(27)
Unsecured interest expense	(18)	(26)	—	(44)	(77)
Other income	8	3	6	17	14
Net revenues	460	201	6	667	459

Salaries and related expenses	164	44	43	251	278
Commissions	65	—	—	65	58
Loan origination expenses	72	—	—	72	64
Foreclosure and repossession expenses	—	41	—	41	42
Professional and third-party service fees	25	19	82	126	89
Technology equipment and software expenses	3	12	13	28	27
Occupancy and other office expenses	24	13	2	39	37
Depreciation and amortization	9	1	3	13	18
Other operating expenses:
Repurchase and foreclosure-related charges	—	5	—	5	2
Overhead Allocation - IT	55	19	(74)	—	—
Overhead Allocation - Other	40	13	(53)	—	—
Other	18	100	39	157	87
Total expenses	475	267	55	797	702
Loss from continuing operations before income taxes	(15)	(66)	(49)	$(130)	$(243)
Less: net income attributable to noncontrolling interest	11	—	—
Segment loss	$(26)	$(66)	$(49)

Mortgage Production Segment

($ In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Closings:
Saleable to investors	$3,477	$3,469	—%	$10,700	$9,370	14%
Fee-based	6,860	6,416	7%	21,062	17,193	23%
Total	$10,337	$9,885	5%	$31,762	$26,563	20%

Purchase	$5,920	$5,975	(1)%	$15,843	$15,297	4%
Refinance	4,417	3,910	13%	15,919	11,266	41%
Total	$10,337	$9,885	5%	$31,762	$26,563	20%

Retail - PLS	$7,600	$7,010	8%	$23,536	$19,017	24%
Retail - Real Estate	2,296	2,571	(11)%	7,118	6,524	9%
Total retail	9,896	9,581	3%	30,654	25,541	20%
Wholesale/correspondent	441	304	45%	1,108	1,022	8%
Total	$10,337	$9,885	5%	$31,762	$26,563	20%

Retail - PLS (units)	14,956	14,329	4%	45,239	39,949	13%
Retail - Real Estate (units)	8,485	9,933	(15)%	26,269	26,205	—%
Total retail (units)	23,441	24,262	(3)%	71,508	66,154	8%
Wholesale/correspondent (units)	1,942	1,371	42%	4,881	4,489	9%
Total (units)	25,383	25,633	(1)%	76,389	70,643	8%

Applications:
Saleable to investors	$4,169	$4,272	(2)%	$14,982	$13,084	15%
Fee-based	8,058	7,173	12%	26,440	21,576	23%
Total	$12,227	$11,445	7%	$41,422	$34,660	20%

Retail - PLS	$9,266	$8,196	13%	$30,690	$24,723	24%
Retail - Real Estate	2,433	2,757	(12)%	8,999	8,394	7%
Total retail	11,699	10,953	7%	39,689	33,117	20%
Wholesale/correspondent	528	492	7%	1,733	1,543	12%
Total	$12,227	$11,445	7%	$41,422	$34,660	20%

Retail - PLS (units)	19,074	17,451	9%	60,856	52,453	16%
Retail - Real Estate (units)	9,215	10,821	(15)%	33,271	33,298	—%
Total retail (units)	28,289	28,272	—%	94,127	85,751	10%
Wholesale/correspondent (units)	2,373	2,253	5%	7,547	6,864	10%
Total (units)	30,662	30,525	—%	101,674	92,615	10%

Other:
IRLCs expected to close	$1,732	$1,849	(6)%	$6,025	$5,659	6%
Total loan margin on IRLCs (in basis points)	319	278	15%	310	280	11%
Loans sold	$4,234	$3,692	15%	$11,002	$9,668	14%

Mortgage Production Segment (continued)

(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Segment Results:
Origination and other loan fees	$75	$64	17%	$220	$170	29%
Gain on loans held for sale, net	69	69	—%	237	200	19%
Net interest expense:
Interest income	12	12	—%	32	30	7%
Secured interest expense	(7)	(6)	17%	(19)	(20)	(5)%
Unsecured interest expense	(3)	(11)	(73)%	(18)	(44)	(59)%
Net interest income (expense)	2	(5)	n/m	(5)	(34)	(85)%
Other income	3	4	(25)%	8	7	14%
Net revenues	149	132	13%	460	343	34%

Salaries and related expenses	52	57	(9)%	164	178	(8)%
Commissions	19	22	(14)%	65	58	12%
Loan origination expenses	23	22	5%	72	64	13%
Professional and third-party service fees	9	7	29%	25	24	4%
Technology equipment and software expenses	1	1	—%	3	2	50%
Occupancy and other office expenses	10	8	25%	24	23	4%
Depreciation and amortization	3	4	(25)%	9	10	(10)%
Other operating expenses	39	36	8%	113	94	20%
Total expenses	156	157	(1)%	475	453	5%
Loss before income taxes	(7)	(25)	(72)%	(15)	(110)	(86)%
Less: net income attributable to noncontrolling interest	3	3	—%	11	5	120%
Segment loss	$(10)	$(28)	(64)%	$(26)	$(115)	(77)%

n/m - Not Meaningful

Mortgage Servicing Segment

($ in millions)

	September 30,
	2015	2014	Change
Total Loan Servicing Portfolio:
Unpaid principal balance	$226,949	$226,036	—%

Number of loans in owned portfolio (units)	658,051	756,090	(13)%
Number of subserviced loans (units)	449,209	408,294	10%
Total number of loans serviced (units)	1,107,260	1,164,384	(5)%

Capitalized Servicing Portfolio:
Unpaid principal balance	$101,838	$119,801	(15)%
Capitalized servicing rate	0.91%	0.93%	(2)%
Capitalized servicing multiple	3.2	3.2	—%
Weighted-average servicing fee (in basis points)	29	29	—%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Total Loan Servicing Portfolio:
Average Portfolio UPB	$226,051	$226,366	—%	$225,501	$226,253	—%

Capitalized Servicing Portfolio:
Average Portfolio UPB	$103,207	$121,854	(15)%	$106,953	$125,132	(15)%
Payoffs and principal curtailments	4,888	4,923	(1)%	14,854	13,859	7%
Sales	742	1,793	(59)%	3,080	2,471	25%

	September 30, 2015		December 31, 2014
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
Delinquency - Total Servicing Portfolio(1)
30 days	2.28%	1.62%	2.43%	1.75%
60 days	0.43	0.30	0.58	0.41
90 or more days	0.87	0.64	1.13	0.85
Total	3.58%	2.56%	4.14%	3.01%

Foreclosure/real estate owned(2)	1.97%	1.73%	2.22%	2.04%

(1)         Represents portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

(2)         As of September 30, 2015 and December 31, 2014, the total servicing portfolio included 18,137 and 21,456 of loans in foreclosure with an unpaid principal balance of $3.5 billion and $4.1 billion, respectively.

Mortgage Servicing Segment (continued)

($ in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Segment Results:
Net loan servicing income	$29	$26	12%	$229	$146	57%
Net interest expense	(9)	(13)	(31)%	(31)	(37)	(16)%
Other income	—	1	(100)%	3	1	200%
Net revenues	20	14	43%	201	110	83%

Salaries and related expenses	14	16	(13)%	44	45	(2)%
Foreclosure and repossession expenses	11	14	(21)%	41	42	(2)%
Professional and third-party service fees	5	9	(44)%	19	23	(17)%
Technology equipment and software expenses	4	4	—%	12	12	—%
Occupancy and other office expenses	5	3	67%	13	12	8%
Depreciation and amortization	—	—	—%	1	1	—%
Other operating expenses	58	39	49%	137	65	111%
Total expenses	97	85	14%	267	200	34%
Segment loss	$(77)	$(71)	8%	$(66)	$(90)	(27)%

n/m  - Not Meaningful

Debt and Borrowing Arrangements

(in millions)

	September 30, 2015			December 31, 2014
		Interest	Available
	Balance	Rate(1)	Capacity(2)	Balance

Committed warehouse facilities	$663	2.2%	$1,262	$800
Uncommitted warehouse facilities	—	—	2,500	—
Servicing advance facility	112	2.2%	43	108

Convertible notes due in 2017(3)	—	6.0%	n/a	216
Term notes due in 2019	275	7.375%	n/a	275
Term notes due in 2021	340	6.375%	n/a	340
Unsecured debt	615			831
Total	$1,390			$1,739

(1)

Interest rate shown represents the stated interest rate of outstanding borrowings, which may differ from the effective rate due to the amortization of premiums, discounts and issuance costs.  Warehouse facilities and the servicing advance facility are variable-rate.  Rate shown for warehouse facilities represents the weighted-average rate of current outstanding borrowings.

(2)	Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements, including asset-eligibility requirements.
(3)	After the completion of the exchange offers, an insignificant amount of notes remain as of September 30, 2015. Amount is net of unamortized discount of $29 million as of December 31, 2014.

* NOTE REGARDING NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures for all periods presented reflect the continuing operations of the Company and exclude the results of the Fleet business and amounts related to the disposition of the business.

Core earnings or loss (pre-tax and after-tax), core earnings or loss per share, adjusted cash flow, tangible book value and tangible book value per share are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Regulation G.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share involves differences from Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation and Basic earnings or loss per share attributable to PHH Corporation computed in accordance with GAAP. Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share should be considered as supplementary to, and not as a substitute for, Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation or Basic earnings or loss per share from continuing operations computed in accordance with GAAP as a measure of the Company’s financial performance.

Adjusted cash flow excludes the change in the Cash balance of discontinued operations and involves differences from Net increase or decrease in cash and cash equivalents computed in accordance with GAAP.  Adjusted cash flow should be considered as supplementary to, and not as a substitute for, Net increase or decrease in cash and cash equivalents computed in accordance with GAAP as a measure of the Company’s net increase or decrease in cash and cash equivalents.

Tangible book value and tangible book value per share involve differences from Total PHH Corporation stockholders’ equity computed in accordance with GAAP.  Tangible book value and tangible book value per share should be considered as supplementary to, and not as a substitute for, Total PHH Corporation stockholders’ equity computed in accordance with GAAP as a measure of the Company’s financial position.

Non-GAAP metrics are used in managing certain aspects of the Company’s business.  For example, management’s reviews of results incorporate Non-GAAP metrics and certain of the Company’s debt agreements contain covenants calculated using a measure similar to the calculations of the Non-GAAP metrics.  The Company has also designed certain management incentives based upon the achievement of targets related to Non-GAAP metrics. The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying operating performance which can be obscured by significant unrealized changes in value of the Company’s mortgage servicing rights, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on the Company’s mortgage servicing rights, in a given period that are included in Segment profit or loss, Income or loss from continuing operations before income taxes, Net income or loss attributable to PHH Corporation and Basic earnings or loss per share from continuing operations attributable to PHH Corporation in accordance with GAAP.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance from continuing operations excluding unrealized changes in fair value of the Company’s mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights.  The changes in fair value of mortgage servicing rights and related derivatives are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

Value lost from actual prepayments and recurring cash flows are recorded when actual cash payments or prepayments of the underlying loans are received, and are included in core earnings based on the current fair value of the mortgage servicing rights at the time the payments are received.

The presentation of core earnings is designed to more closely align the timing of recognizing the actual value lost from prepayments in the mortgage servicing segment with the associated value created through new originations in the mortgage production segment.

Limitations on the use of Core Earnings:  Since core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance from continuing operations excluding unrealized changes in value of mortgage servicing rights, such measures may not appropriately reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, core earnings or loss (pre-tax and after-tax) and core earnings or loss per share may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment, absent the effect of any offsetting gains or losses on derivatives that are intended to offset changes in fair value on the Company’s mortgage servicing rights.

Adjusted cash flow

Adjusted cash flow excludes the change in the Cash balance of discontinued operations and measures the Company’s Net increase or decrease in cash and cash equivalents from continuing operations for a given period excluding changes resulting from the issuance or repurchase of equity, the purchase of derivative securities related to the Company’s stock or the issuance or repayment of unsecured or other debt by PHH Corporation.  The Company believes that Adjusted cash flow is a useful measure for investors because the Company’s ability to repay future unsecured debt maturities or return capital to equity holders is highly dependent on a demonstrated ability to generate cash.  Accordingly, the Company believes that Adjusted cash flow may assist investors in determining the amount of cash and cash equivalents generated from business activities during a period that is available to repay unsecured debt or distribute to holders of the Company’s equity.

Adjusted cash flow can be generated through a combination of earnings, more efficient utilization of asset-backed funding facilities, or an improved working capital position.  Adjusted cash flow can vary significantly between periods based upon a variety of potential factors including, but not limited to, timing related to cash collateral postings, mortgage origination volumes and loan margins.

Limitations on the use of Adjusted Cash Flow:  Adjusted cash flow is not a substitute for the Net increase or decrease in cash and cash equivalents for a period and is not intended to provide the Company’s total sources and uses of cash or measure its change in liquidity.  As such, it is important that investors review the Company’s consolidated statement of cash flows for a more detailed understanding of the drivers of net cash provided by (used in) operating activities, investing activities, and financing activities.

Tangible book value and Tangible book value per share

Tangible book value is a measure of Total PHH Corporation stockholders’ equity computed in accordance with GAAP excluding the value of goodwill and other intangible assets. Tangible book value per share is a measure of tangible book value, on a per share basis, using the number of shares of outstanding PHH Corporation common stock as of the applicable measurement date.

NON-GAAP RECONCILIATIONS - CORE EARNINGS

(In millions, except per share data)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Loss from continuing operations before income taxes - as reported	$(87)	$(129)	$(130)	$(243)
Less: net income attributable to noncontrolling interest	3	3	11	5
Segment loss	(90)	(132)	(141)	(248)
Market-related fair value adjustments (1)	72	40	(9)	97
Net derivative gain related to MSRs	(50)	—	(54)	(26)
Core loss (pre-tax)	$(68)	$(92)	$(204)	$(177)

Net (loss) income attributable to PHH Corporation - as reported	$(50)	$215	$(91)	$114
Less: Income from discontinued operations, net of tax	—	303	—	273
Net loss from continuing operations attributable to PHH Corporation	(50)	(88)	(91)	(159)
Market-related fair value adjustments (1)(2)	45	24	(5)	59
Net derivative gain related to MSRs, net of taxes(2)	(31)	—	(33)	(16)
Core loss (after-tax)	$(36)	$(64)	$(129)	$(116)

Basic loss per share from continuing operations attributable to PHH Corporation - as reported	$(0.84)	$(1.64)	$(1.68)	$(2.83)
Market-related fair value adjustments, net of taxes (1)(3)	0.74	0.45	(0.10)	1.05
Net derivative gain related to MSRs, net of taxes(3)	(0.51)	—	(0.61)	(0.28)
Core loss per share	$(0.61)	$(1.19)	$(2.39)	$(2.06)

(1)         Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)         An incremental effective tax rate of 39% was applied to arrive at the net of taxes amounts.

(3)         Basic weighted-average shares outstanding of 59.831 million and 53.781 million for the three months ended September 30, 2015 and 2014, respectively, and 54.078 million and 56.307 million for the nine months ended September 30, 2015 and 2014, respectively, were used to calculate per share amounts.

NON-GAAP RECONCILIATIONS - CORE EARNINGS BY SEGMENT

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended September 30, 2015
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(10)	$(77)	$(3)
Market-related fair value adjustments(1)	—	72	—
Net derivative gain related to MSRs	—	(50)	—
Core (loss)	$(10)	$(55)	$(3)

	Three Months Ended September 30, 2014
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(28)	$(71)	$(33)
Market-related fair value adjustments(1)	—	40	—
Core (loss)	$(28)	$(31)	$(33)

	Nine Months Ended September 30, 2015
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(26)	$(66)	$(49)
Market-related fair value adjustments(1)	—	(9)	—
Net derivative gain related to MSRs	—	(54)	—
Core (loss)	$(26)	$(129)	$(49)

	Nine Months Ended September 30, 2014
	Mortgage Production Segment	Mortgage Servicing Segment	Other
Segment (loss)	$(115)	$(90)	$(43)
Market-related fair value adjustments(1)	—	97	—
Net derivative gain related to MSRs	—	(26)	—
Core (loss)	$(115)	$(19)	$(43)

(1)   Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

NON-GAAP RECONCILIATIONS - ADJUSTED CASH FLOW

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net increase (decrease) in Cash and cash equivalents - as reported	$24	$213	$(277)	$206
Less: Decrease in cash balance of discontinued operations	—	274	—	119
Net increase (decrease) in Cash attributable to continuing operations	24	487	(277)	325
Adjustments:
Decrease in unsecured borrowings	2	425	245	425
Repurchase of Common stock	—	200	—	200
Issuances of Common stock	—	(8)	(2)	(10)
Adjusted Cash Flow(1)	$26	$1,104	$(34)	$940

(1)         For the three and nine months ended September 30, 2014, amount includes the proceeds from the sale of the Fleet business, net of transaction costs.

NON-GAAP RECONCILIATIONS - TANGIBLE BOOK VALUE PER SHARE

(In millions)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

Regulation G Reconciliation

	September 30,	December 31,
	2015	2014
Total PHH Corporation stockholders’ equity - as reported	$1,447	$1,545
Goodwill	—	—
Intangible Assets	—	—
Tangible Book Value	$1,447	$1,545

Common Shares Issued and Outstanding	59,848,025	51,143,723
Tangible Book Value per Share	$24.18	$30.21